EX-99.23(g)(10)

                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 3rd day of May, 2004, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to delete certain Funds of the JNL Series Trust (each such Fund, together with all other Funds established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Fund" and collectively as the "Funds"); and

     WHEREAS, there has been a replacement of Janus Capital Management LLC as a sub-adviser and the merger of certain Funds of the JNL Series Trust, the names of certain Funds have changed.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By: /s/ Robert A. Fritts
                                    Name: Robert A. Fritts
                                    Title: President

                                    MELLON TRUST OF NEW ENGLAND, N.A.

                                    By: /s/ Candice Walker
                                    Name: Candice Walker
                                    Title: Vice President

                                   APPENDIX F

                                  LIST OF FUNDS
                               (as of May 3, 2004)

JNL SERIES TRUST                                     JNL INVESTORS SERIES TRUST

FUNDS:                                               FUNDS:
------                                               ------
JNL/AIM Small Cap Growth Fund                        JNL Money Market Fund
JNL/AIM Large Cap Growth Fund
JNL/Alger Growth Fund
JNL/Alliance Capital Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund
JNL/FMR Capital Growth Fund
JNL/JPMorgan International Value Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Balanced Fund
JNL/PPM America High Yield Fund
JNL/PPM America Money Market Fund
JNL/PPM America Value Fund
JNL/Putnam Equity Fund
JNL/Putnam Value Equity Fund
JNL/Putnam International Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Salomon Brothers Balanced Fund
JNL/Salomon Brothers Strategic Bond Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/Select Large Cap Growth Fund
JNL/Select Global Growth Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund